CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Regent Assisted Living, Inc. on Form S-8 (File Nos. 333-61239, 333-12159 and 333-12157) and Form S-3 (File No. 333-55769) of our report dated March 10, 1999, on our audit of the consolidated financial statements of Regent Assisted Living, Inc. as of December 31, 1998 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
March 29, 1999